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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2003

ARENA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31161	23-2908305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 453-7200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On January 17, 2003, Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company") entered into a Stockholders Agreement dated as of January 17, 2003, (the "Agreement") with Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., BVF Partners L.P., BVF Inc. and Investment 10, L.L.C. (collectively, "BVF"), and the Board of Directors of the Company (the "Board of Directors") (i) amended and restated the Company's Amended and Restated By-Laws to provide for certain rights of BVF as contemplated by the Agreement and (ii) appointed Mark N. Lampert, the BVF Designee under the Agreement, to the Board of Directors and its Nominating and Corporate Governance Committee. Stefan Ryser, Ph.D. resigned from the Board of Directors, effective as of December 31, 2002.

        A copy of the Company's Amended and Restated By-Laws, as amended and restated, is attached as Exhibit 3.2 hereto and a copy of the Agreement is attached as Exhibit 10 hereto, both are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description
3.2	Amended and Restated By-Laws of Arena Pharmaceuticals, Inc.
10
Stockholders Agreement dated as of January 17, 2003, by and among Arena Pharmaceuticals, Inc., Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., BVF Partners L.P., BVF Inc. and Investment 10, L.L.C.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2003	Arena Pharmaceuticals, Inc., a Delaware corporation
	By:	/s/ JACK LIEF Jack Lief President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated By-Laws of Arena Pharmaceuticals, Inc.
10
Stockholders Agreement dated as of January 17, 2003, by and among Arena Pharmaceuticals, Inc., Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., BVF Partners L.P., BVF Inc. and Investment 10, L.L.C.

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX